Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information (“pro forma financial information”) that follows combines the historical accounts of Alleghany and Transatlantic. The Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011 shows the financial position of Alleghany and Transatlantic as if the merger had occurred on that date. The Pro Forma Condensed Consolidated Statements of Earnings for the year ended December 31, 2011 reflects the companies’ combined results as if the merger had occurred with an effective date of January 1, 2011. The historical financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger, and with respect to the statement of earnings only, expected to have a continuing impact on consolidated results of operations. The pro forma financial statements should be read in conjunction with:

•	The accompanying notes to the pro forma financial information contained herein;

•

Alleghany’s and Transatlantic’s separate audited historical consolidated financial statements and notes as of and for the twelve months ended December 31, 2011 included in their respective 2011 Annual Reports on Form 10-K; and

•

Alleghany’s unaudited consolidated financial statements and notes as of and for the three months ended March 31, 2012 included in Alleghany’s Quarterly Report on Form 10-Q filed May 7, 2012 (the “10-Q”).

The pro forma financial information has been prepared for illustrative purposes only. The pro forma adjustments are based on estimates using information available at this time. Final adjustments are reflected in the 10-Q. The financial position and results of operations shown therein are not necessarily indicative of what the financial position and results of operations of the combined companies would have been in past periods nor indicative of the financial position and results of operations of the post-merger periods. The pro forma financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the merger.

The pro forma financial information has been prepared using the acquisition method of accounting with Alleghany treated as the accounting acquirer (consistent with the 10-Q). Accordingly, the assets, liabilities and commitments of Transatlantic, the accounting acquiree, are adjusted to their estimated fair values as of the assumed effective dates of the merger, as discussed above.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2011

(in thousands)

(Unaudited)

	Historical Alleghany	Historical Transatlantic	Pro Forma Adjustments	Pro Forma	Notes
Assets
Available for sale securities at fair value:
Equity securities	$870,950	$586,324	$—	$1,457,274
Debt securities	2,679,528	12,503,529	(116,008)	15,067,049	2	(b)
Short-term investments	1,096,517	63,661	(700,000)	460,178	2	(a)

	4,646,995	13,153,514	(816,008)	16,984,501
Other invested assets	179,815	266,185	—	446,000

Total investments	4,826,810	13,419,699	(816,008)	17,430,501

Cash	84,749	367,806	(58,600)	393,955	2	(c)
Accrued investment income	28,897	146,494	—	175,391
Premium balances receivable	147,006	650,451	(916)	796,541	2	(d)
Reinsurance recoverables	852,845	531,302	(33,690)	1,350,457	2	(e)
Ceded unearned premium reserves	142,946	10,188	(7,759)	145,375	2	(f)
Deferred acquisition costs	70,537	250,710	(250,710)	70,537	2	(g)
Property and equipment at cost, net of amortization	17,906	5,573	—	23,479
Goodwill	48,095	9,532	(9,532)	48,095	2	(h)
Intangible assets, net of amortization	90,863	6,065	317,435	414,363	2	(i)
Current taxes receivable	—	73,212	(11,517)	61,695	2	(k)
Deferred tax assets	80,975	450,559	48,642	580,176	2	(l)
Other assets	86,460	13,082	(4,122)	95,420	2	(j)

Total assets	$6,478,089	$15,934,673	$(826,777)	$21,585,985

Liabilities and Common Stockholders’ Equity
Losses and loss adjustment expenses	$2,313,035	$9,529,003	$(33,690)	$11,808,348	2	(m)
Unearned premiums	549,740	1,177,325	(7,759)	1,719,306	2	(n)
Reinsurance payable	45,462	23,236	(916)	67,782	2	(o)
Senior Notes	299,035	1,005,960	106,000	1,410,995	2	(p)
Current taxes payable	16,247	—	(16,247)	—	2	(q)
Other liabilities	328,893	116,196	86,000	531,089	2	(r)

Total liabilities	3,552,412	11,851,720	$133,388	15,537,520

Common stock	9,118	67,855	(59,574)	17,399	2	(s)
Contributed capital	938,037	340,151	2,025,503	3,303,691	2	(t)
Accumulated other comprehensive income	155,532	330,946	(330,946)	155,532	2	(u)
Treasury stock, at cost	(167,319)	(506,217)	506,217	(167,319)	2	(v)
Retained earnings	1,990,309	3,850,218	(3,101,405)	2,739,122	2	(w)

Total stockholders’ equity	2,925,677	4,082,953	$(960,205)	6,048,425

	$6,478,089	$15,934,673	$(826,817)	$21,585,945

See Notes to the Pro Forma Condensed Consolidated Financial Information (Unaudited).

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011

(in thousands, except per share data)

(Unaudited)

	Historical Alleghany	Historical Transatlantic	Pro Forma Adjustments	Pro Forma	Notes
Revenues
Net premiums earned	$747,639	$3,819,462	$—	$4,567,101
Net investment income	108,910	457,558	(19,315)	547,153	3	(a)
Net realized capital gains	127,141	92,763	—	219,904
Other than temporary impairment losses	(3,607)	(4,163)	—	(7,770)
Loss on extingishment of debt	—	(1,179)	—	(1,179)
Other income	1,754	—	—	1,754

Total revenues	981,837	4,364,441	(19,315)	5,326,963

Costs and expenses
Net loss and loss adjustment expenses	429,986	3,256,401	—	3,686,387
Commissions, brokerage & other underwriting expenses	268,125	1,092,934	(239,204)	1,121,855	3	(b)
Other operating expenses	31,101	162,087	—	193,188
Corporate administration	41,007	—	—	41,007
Amortization of intangible assets	3,355	917	318,912	323,184	3	(c)
Interest expense	17,426	66,769	(12,348)	71,847	3	(d)

Total costs and expenses	791,000	4,579,108	67,360	5,437,468

Earnings before income taxes	190,837	(214,667)	(86,675)	(110,505)

Income taxes (benefits)	47,586	(115,448)	(27,439)	(95,301)	3	(e)

Net earnings (loss)	$143,251	$(99,219)	$(59,236)	$(15,204)

Net earnings (loss) per common share:
Basic	$16.26	$(1.62)	n/m	$(0.89)	4
Diluted	$16.20	$(1.62)	n/m	$(0.92)	4

Weighted average common shares outstanding:
Basic	8,807	61,424	n/m	17,129	4
Diluted	8,812	61,424	n/m	17,133	4

n/m —not meaningful

See Notes to the Pro Forma Condensed Consolidated Financial Information (Unaudited).

Notes to the Pro Forma Condensed Consolidated Financial Information (Unaudited)

Note 1 - Pro Forma Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011 has been prepared to illustrate the pro forma effects of the merger as if it had occurred on December 31, 2011. The unaudited Pro Forma Condensed Statement of Earnings for the twelve months ended December 31, 2011 has been prepared to illustrate the pro forma effects of the merger as if it had occurred on January 1, 2011.

The pro forma financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“GAAP”). Based on the relative voting interests of Alleghany stockholders (approximately 51 percent) and former Transatlantic stockholders (approximately 49 percent) in Alleghany post-merger, the composition of Alleghany’s board of directors and senior management after the merger and other factors, it was determined that Alleghany is the acquiring entity for accounting purposes. Under the acquisition method of accounting, the assets, liabilities and commitments of Transatlantic are adjusted to their fair values on the Acquisition Date. Significant judgment was required to arrive at estimates of fair values. Accordingly, under acquisition method accounting, the assets, liabilities and commitments of Transatlantic, the accounting acquiree, are adjusted to their fair value. For purposes of the pro forma financial information, consideration has also been given to the impact of conforming Transatlantic’s accounting policies to those of Alleghany. The pro forma financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions. Also, possible adjustments related to restructuring charges are yet to be determined and are not reflected in the pro forma financial information.

Note 2 - Pro Forma Adjustments (Balance Sheet)

The pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the dates indicated.

The following pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities and commitments which Alleghany, as the acquirer for accounting purposes, acquired from Transatlantic. The descriptions related to these preliminary adjustments are as follows (in millions):

Pro Forma Condensed Consolidated Balance Sheet Adjustments			Increase (Decrease) as of December 31, 2011

Assets:

(a)	Adjustments to short-term investments (Alleghany):
		Recording of the estimated cash portion of the purchase price paid by Alleghany ($700.0 million of the $816.0 million assumed to be funded through sales of Alleghany’s short-term securities for purposes of this pro forma).	$(700.0)

(b)	Adjustments to debt securities (Alleghany):
		Recording of the estimated cash portion of the purchase price paid by Alleghany (the remaining $116.0 million of the $816.0 million assumed to be funded through sales of Alleghany’s debt securities for purposes of this pro forma).	(116.0)

(c)	Adjustments to cash:
		Recording of transaction costs paid by Alleghany and Transatlantic resulting from the merger (assumed to be funded by available cash on hand for purposes of this pro forma).	(58.6)

(d)	Adjustments to premium balances receivable:
		Settlement of pre-existing relationship between Alleghany and Transatlantic.	(0.9)

(e)	Adjustments to reinsurance recoverables:
		Settlement of pre-existing relationship between Alleghany and Transatlantic.	(33.7)

(f)	Adjustments to ceded unearned premium reserves:
		Settlement of pre-existing relationship between Alleghany and Transatlantic.	(7.8)

(g)	Adjustments to deferred acquisition costs:
		Elimination of Transatlantic’s deferred acquisition costs asset.	(250.7)

(h)	Adjustments to goodwill:
		Elimination of Transatlantic’s carried goodwill.	(9.5)

(i)	Adjustments to intangible assets:
	1.	Elimination of Transatlantic’s carried intangible assets.	(6.1)
	2.	Adjustment resulting from the difference between the estimated fair value and the historical carrying value of Transatlantic’s unpaid loss and LAE, net of related reinsurance recoverable (“net loss reserves”). The estimated fair value consists of the present value of the net loss reserves plus a risk premium.	(98.8)
	3.	Intangible asset resulting from the adjustment of unearned premiums to the estimated fair value of profit within Transatlantic’s unearned premiums, adjusted for a risk factor.	291.4
	4.	Addition of the estimated fair value of identifiable intangible assets resulting from the merger arising from renewal rights.	44.0
	5.	Addition of the estimated fair value of identifiable intangible assets resulting from the merger arising from state and foreign licenses.	19.0
	6.	Addition of the estimated fair value of identifiable intangible assets resulting from the merger arising from trade names and trademarks used by Transatlantic in conducting its business worldwide.	50.0
	7.	Addition of the estimated fair value of identifiable intangible assets resulting from the merger arising from internally-developed software.	10.0
	8.	Adjustment resulting from the difference between the estimated fair value of Transatlantic’s operating leases for its office space and its operating lease commitments.	(28.1)
	9.	Estimated minimum recovery, net of estimated legal costs, from a dispute previously in arbitration.	36.0

		Total adjustments to intangible assets	317.4

(j)	Adjustments to other assets:
		Elimination of deferred debt issuance costs of Transatlantic’s senior notes	(4.2)

(k)	Adjustments to current taxes receivable (Alleghany):
		Reclassify Alleghany’s current tax payable to reflect a proforma net receivable balance	(16.2)
		Adjustment to record current income tax recoverable on pro forma adjustments.	4.7

		Total adjustments to current taxes receivable	(11.5)

(l)	Adjustments to deferred tax assets		48.6

		Total adjustments to assets	$(826.8)

Liabilities:

(m)	Adjustments to loss and loss adjustment expenses:
		Settlement of pre-existing relationship between Alleghany and Transatlantic.	$(33.7)

(n)	Adjustments to unearned premiums:
		Settlement of pre-existing relationship between Alleghany and Transatlantic.	(7.8)

(o)	Adjustments to reinsurance payable:
		Settlement of pre-existing relationship between Alleghany and Transatlantic.	(0.9)

(p)	Adjustments to senior notes (Transatlantic):
		Adjustment of Transatlantic’s senior notes to their estimated fair value.	106.0

(q)	Adjustments to current taxes receivable (Alleghany):
		Reclassify Alleghany’s current tax payable to reflect a proforma net receivable balance	(16.2)

(r)	Adjustments to other liabilities:
		Establish liability associated with Transatlantic’s stock-based compensation.	86.0

		Total adjustments to liabilities	$133.4

Stockholders’ equity:

(s)	Adjustments to common stock:
	1.	Adjustment to reflect the elimination of Transatlantic common stock.	$(67.9)
	2.	Adjustment to reflect the issuance of Alleghany common shares.	8.3

		Total adjustments to common stock	(59.6)

(t)	Adjustments to contributed capital:
	1.	Adjustment to eliminate Transatlantic’s contributed capital.	(340.2)
	2.	Adjustment to reflect issuance of Alleghany common shares.	2,365.7

		Total adjustments to contributed capital	2,025.5

(u)	Adjustments to accumulated other comprehensive income:
		Adjustment to eliminate Transatlantic’s accumulated other comprehensive income.	(330.9)

(v)	Adjustments to treasury stock:
		Adjustment to eliminate Transatlantic’s treasury stock.	506.2

(w)	Adjustments to retained earnings:
	1.	Adjustment to eliminate Transatlantic’s retained earnings.	(3,850.2)
	2.	Adjustment to record Alleghany’s estimated merger transaction costs, net of tax.	(53.9)
	3.	Adjustment to record gain on bargain purchase	802.7

		Total adjustments to retained earnings	(3,101.4)

		Total adjustments to stockholders’ equity	(960.2)

		Total adjustments to liabilities and stockholders’ equity	$(826.8)

In the accompanying Pro Forma Condensed Consolidated Balance Sheet, the estimate of the purchase price has been calculated assuming a transaction effective date of the merger of December 31, 2011. As such, the value of the merger consideration for this purpose was determined based on the closing price of Alleghany common stock as of December 31, 2011, in accordance with GAAP.

Calculation of Preliminary Estimated Purchase Price

Shares of Transatlantic common stock outstanding as of December 31, 2011 (in millions)	57.4
Exchange ratio 0.145 per the Merger Agreement	0.145

Exchange ratio adjusted Transatlantic common stock outstanding	8.3
Multiplied by Alleghany’s closing stock price as of December 31, 2011	$285.29

Estimated purchase price based on Alleghany share issuance - before adjustments (in millions)	$2,374.0

Shares of Transatlantic common stock outstanding as of December 31, 2011 (in millions)	57.4
Multiplied by Alleghany’s cash price component, per share	$14.22

Estimated purchase price based on Alleghany cash consideration - before adjustments (in millions)	$816.0

Estimated purchase price (in millions)	$3,189.9

The determination of the gain on bargain purchase as of December 31, 2011 based upon the acquisition method of accounting is as follows (in millions):

Transatlantic’s stockholders’ equity as of December 31, 2011	4,083.0

Estimated adjustments for fair value, by applicable balance sheet caption (see prior pages for description):

Assets:
Deferred acquisition costs	(250.7)
Intangible assets	317.4
Net deferred tax assets	48.6
All other assets	(56.1)

Liabilities:
Senior Notes	(106.0)
All other liabilities	(43.6)

Estimated fair value of net assets acquired	3,992.6

Estimated purchase price	3,189.9

Gain on bargain purchase, before Alleghany’s transaction costs	$802.7

The estimated gain on bargain purchase upon closing of the merger is reflected as an increase in retained earnings in the pro forma balance sheet. The preliminary gain on bargain purchase results from the acquisition. The gain on bargain purchase determination is consistent with the fact that in recent periods, Transatlantic’s shares of common stock, similar to shares of certain other reinsurance and insurance companies, have traded at a discount to book value per common share.

Note 3 - Pro Forma Adjustments (Statement of Earnings)

The pro forma financial information is not necessarily indicative of what the Condensed Consolidated Statements of Earnings actually would have been had the merger been completed as of January 1, 2011.

The following pro forma adjustments result from accounting for the merger, including the determination of the fair value of the assets, liabilities and commitments which Alleghany, as the acquirer for accounting purposes, acquired from Transatlantic. The descriptions related to these preliminary adjustments are as follows (in millions):

			Increase / (Decrease)
Pro Forma Condensed Consolidated Statements of Earnings Adjustments			Year Ended December 31, 2011
Revenues:

(a)		Adjustment to amortization expense (a component of net investment income) on Transatlantic’s debt securities available for sale resulting from the adjustment of amortized cost to the acquisition fair value.	$(19.3)

		Total adjustments to revenues	(19.3)

Costs and Expenses:

(b)	Adjustment to commissions, brokerage & other underwriting expenses as a result of applying the acquisition method of accounting:
	1.	Increase in deferred acquisition costs as a result of applying the acquisition method	(250.7)
	2.	Elimination of historical Transatlantic increase in deferred acquisition costs	11.5

			(239.2)

(c)	Adjustments to amortization of intangible assets:
	1.	Amortization of the adjustment resulting from the adjustment for the difference between the estimated fair value and the historical carrying value of Transatlantic’s net loss and LAE reserves.	(18.7)
	2.	Amortization of intangible asset resulting from the adjustment of unearned premiums to the estimated fair value of profit within Transatlantic’s unearned premiums.	326.0
	3.	Amortization of identifiable intangible assets resulting from the merger arising from renewal rights.	11.2
	4.	Amortization of identifiable intangible assets resulting from the merger arising from internally-developed software.	4.3
	5.	Amortization of intangible assets resulting from the adjustment for the difference between the estimated fair value of Transatlantic’s operating leases for its office space and its operating lease commitments.	(2.9)
	6.	Elimination of Transatlantic historical amortization expense related to intangible assets.	(1.0)

		Total adjustments to salaries, administrative & other operating expenses:	318.9

(d)	Adjustments to interest expense:
		Net reduction of interest expense related to the amortization of the fair value adjustment on Transatlantic’s senior notes.	(12.4)

		Total adjustments to costs and expenses	67.3

Income Taxes:
(e)		Adjustment to record income tax on proforma adjustments.	(27.4)

		Total adjustments to net earnings	$(59.2)

The gain on bargain purchase and transaction and related costs included as part of the Condensed Consolidated Pro Forma Balance Sheet as of December 31, 2011 have not been included in the above Condensed Consolidated Pro Forma Statement of Earnings.

Note 4 - Net Earnings per Common Share

Pro forma earnings per common share for the twelve months ended December 31, 2011 have been calculated using Alleghany’s historic weighted average common shares outstanding, plus the common shares assumed to be issued to Transatlantic stockholders per the Merger Agreement as of the merger had been completed as of January 1, 2011.